     As filed with the Securities and Exchange Commission on June 18, 2004

                                                     Registration No. 333-

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3408857
                                   ----------
                      (I.R.S. Employer Identification No.)

     600 Mountain Avenue Murray Hill, New Jersey             07974
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)            (Zip Code)

             LUCENT TECHNOLOGIES INC. 2004 EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                        William R. Carapezzi, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                            Lucent Technologies Inc.
                               600 Mountain Avenue
                          Murray Hill, New Jersey 07974
          -------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (908) 582-8500
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

Title of                            Proposed Maximum      Proposed Maximum            Amount of
Securities To Be    Amount To Be    Offering Price Per    Aggregate Offering Price    Registration
Registered          Registered      Share (1)             (1)                         Fee (3)
----------------    ------------    ------------------    ------------------------    -------------
Common Stock,         2,500,000         $3.38                   $8,450,000              $1,071
$0.01 par value          shares
per share, and
related preferred
stock purchase
rights (2)

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h)(1) promulgated under the Securities Act of 1933, and based on the average high and low price of the registrant's common stock on the New York Stock Exchange on June 14, 2004.

(2) This registration statement also relates to rights to purchase shares of the registrant's junior preferred stock, par value $1.00 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.

(3) A filing fee of $487,890 was previously paid in connection with $1,755,000,000 of unsold securities registered under a registration statement on Form S-3 (Registration No. 333-85219) initially filed by the registrant on August 13, 1999. The registrant offset against this previously paid filing fee
(a) $161,460 in connection with a registration statement on Form S-3 (Registration No. 333-102645) initially filed by the registrant on January 22, 2003; (b) $141,575 fee in connection with a registration statement on Form S-3 (Registration No. 333-109293) initially filed by the registrant on September 30, 2003; and (c) $32,457 fee in connection with a registration statement on Form S-8 (Registration No. 333-109947) initially filed by the registrant on October 24, 2003. After these offsets, $152,398 of previously paid filing fees from the Registration No. 333-85219 remain available to be offset by the registrant against filing fees under Rule 457(p) of the Securities Act of 1933. Accordingly, pursuant to Rule 457(p), the registrant offset $1,071 of the previously paid filing fees against the total filing fee of $1,071 due in connection with the filing of this registration statement. As a result, no filing fee is being paid for this filing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents have been filed by Lucent Technologies Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference (Commission File No. 001-11639):

     (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed on December 9, 2003;

     (b) Quarterly Report on Form 10-Q for the three months ended December 31, 2003, filed on February 10, 2004;

     (c) Quarterly Report on Form 10-Q for the three months ended March 31, 2004, filed on May 6, 2004;

     (d) Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 22, 2003, December 12, 2003, March 18, 2004, April 6, 2004, May 19, 2004, May 21, 2004 and June 17, 2004; and

     (e) The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description.

     Information in Current Reports on Form 8-K furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than portions of Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, as such Items may be renumbered or re-designated, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4.  Description of Securities.
         -------------------------

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Michael C. Keefe, Managing Corporate Counsel and Assistant Secretary of the Company, has delivered his legal opinion on behalf of the Company to the effect that the 2,500,000 shares of the Company's common stock offered hereby will be validly issued and fully paid and nonassessable. As of June 17, 2004, Michael C. Keefe owned vested options for 6,736 shares of the Company's common stock.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or
(4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the Company's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Company's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Company's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The Company's Certificate of Incorporation also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

     The Company has agreed in a consent decree with the SEC that the Company shall not indemnify any person for the payment of civil penalties, disgorgement or prejudgment interest if such person is found liable for fraud, in an action brought by the SEC, unless such indemnification is required by the Company's Certificate of Incorporation (as in effect at the time the Company entered into the decree) or Delaware law.

ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable.

ITEM 8.  Exhibits.
         --------

     The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

ITEM 9.  Undertakings.
         ------------

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on June 18, 2004.

                                        LUCENT TECHNOLOGIES INC.
                                        Registrant

                                        By:  /s/ John A. Kritzmacher
                                             -----------------------------------
                                             John A. Kritzmacher
                                             Senior Vice President and Corporate
                                             Controller

                                POWER OF ATTORNEY

     Each of the undersigned constitutes and appoints Frank A. D'Amelio, John A. Kritzmacher and Richard J. Rawson, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities indicated on June 18, 2004.

     (SIGNATURE)                                 (TITLE)

 /s/ Patricia F. Russo              Chairman and Chief Executive Officer
-------------------------       (principal executive officer) and Director
   Patricia F. Russo

/s/ Frank A. D'Amelio       Executive Vice President and Chief Financial Officer
-------------------------                (principal financial officer)
   Frank A. D'Amelio

/s/ John A. Kritzmacher       Senior Vice President and Corporate Controller
-------------------------            (principal accounting officer)
   John A. Kritzmacher

  /s/ Robert E. Denham                           Director
-------------------------
    Robert E. Denham

  /s/ Daniel S. Goldin                           Director
-------------------------
    Daniel S. Goldin

/s/ Edward E. Hagenlocker                        Director
-------------------------
  Edward E. Hagenlocker

  /s/ Carla A. Hills                             Director
-------------------------
    Carla A. Hills

  /s/ Karl J. Krapek                             Director
-------------------------
    Karl J. Krapek

  /s/ Richard C. Levin                           Director
-------------------------
    Richard C. Levin

  /s/ Henry B. Schacht                           Director
-------------------------
    Henry B. Schacht

 /s/ Franklin A. Thomas                          Director
-------------------------
   Franklin A. Thomas

 /s/ Ronald A. Williams                          Director
-------------------------
   Ronald A. Williams

   /s/ John A. Young                             Director
-------------------------
     John A. Young

                                  EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
4.1              Provisions of the Certificate of Incorporation of the
                 registrant, as amended effective February 16, 2000, that define the rights of security holders of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-4 (registration no. 333-31400), filed with the SEC on March 1, 2000).
4.2              Certificate of Amendment to the Restated Certificate of
                 Incorporation of the registrant, effective February 26, 2004
                 (incorporated by reference to Exhibit 3(i) to the registrant's quarterly report on Form 10-Q for the quarter ended March 31,
                 2004, filed with the SEC on May 6, 2004).
4.3              The By-Laws of the registrant, as amended through February 18,
                 2004, that define the rights of security holders of the
                 registrant (incorporated by reference to Exhibit 3(ii) to the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 6, 2004).
4.4              Rights Agreement, dated as of April 4, 1996, between the
                 registrant and The Bank of New York (successor to First Chicago
                 Trust Company of New York), as rights agent (incorporated by reference to Exhibit 4.2 to the registrant's registration
                 statement on Form S-1/A (registration no. 333-00703), filed with the SEC on April 1, 1996).
4.5              Amendment to Rights Agreement, dated as of April 4, 1996,
                 between the registrant and The Bank of New York (successor to
                 First Chicago Trust Company of New York), dated as of February
                 18, 1998 (incorporated by reference to Exhibit 10(i)5 to the registrant's annual report on Form 10-K for the year ended
                 September 30, 1998, filed with the SEC on December 22, 1998).
4.6              Form of registrant's common stock certificate (incorporated by reference to Exhibit 4(iv) to the registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on February 14, 2002).
5                Opinion of Michael C. Keefe, Esq. as to the validity of the shares of common stock
23.1             Consent of PriceWaterhouseCoopers LLP
23.2             Consent of Michael C. Keefe, Esq. (contained in Exhibit 5)
24               Power of Attorney (included on signature page hereto)